EXHIBIT 21.1




                   SUBSIDIARY CORPORATIONS OF

                      CHESAPEAKE CORPORATION

                        December 31, 1995

                                               State of
                Name                         Incorporation

Cary St. Company                               Delaware

Chesapeake Consumer Products Company           Virginia

The Chesapeake Corporation of Virginia         Virginia

Chesapeake Display and Packaging Company       Iowa

Chesapeake Forest Products Company             Virginia

Chesapeake Packaging Co.                       Virginia

Chesapeake Paper Products Company              Virginia

Chesapeake Recycling Co.                       Virginia

Chesapeake Resources Company                   Virginia

Chesapeake Trading Corp.                       Virginia

Chesapeake Trading Company, Inc.               U. S. Virgin Islands

Chesapeake Building Products Company           Virginia

Color-Box, Inc.                                Indiana

Delmarva Properties, Inc.                      Virginia

Stonehouse Inc.                                Virginia

Wisconsin Tissue Mills Inc.                    Delaware

